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                                                                  EXHIBIT 10.22

[VERIDIEN LOGO]



January 26, 2000



Mr. Ken Chester
1280 Dolphin Bay Way, #401
Sarasota, FL  34242

Dear Ken,

Proposed letter of agreement:

Below is a letter of intent between Veridien Corporation (VRDE) and Chester Consulting Services (CCS) to form a marketing consulting contract in order for CCS to assist Veridien in managing it's business operation. It is understood that CCS will provide assisted management and consulting services for all projects requested by VRDE. Services will be equal to or greater than one third of a normal workweek of a senior executive. CCS assures that services rendered will be by Kenneth J. Chester.

Services to be Rendered and Authority:

CCS shall have the authority to act and serve as a Business Advisor and Corporate Manager concerning efforts to develop and implement strategic plans for Veridien Corporation and its subsidiaries as directed by VRDE. CCS shall not have the authority or right to bind the Corporation to any commitment, contract or other obligation prior to consent. CCS will;

         1. Assist in developing a strategy to sell to the designated customer bases.

         2.       Assist in integration of corporate entities.

         3. Use its best efforts to gain sales commitments for designated products.

         4. Provide management to designated companies as directed by VRDE.

         5. Provide general management services as requested from time to time.

Compensation:

It is agreed that in consideration for services rendered by CCS, VRDE will compensate CCS as follows:

As a retainer for the contract period, VRDE will provide CCS the equivalent of $25,000 of Veridien restricted stock at the agreed price of $.07 per share payable by February 2000.

For the year 2000, VRDE agrees to pay CCS $75,000 cash in 12 equal installments or $6,250.00 monthly.


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This arrangement in no way supersedes the commission arrangement due CCS pursuant to the contract signed in August 1999.

CCS shall be reimbursed for all out of pocket expenses.

All retainers are not refundable unless there is a breach of this agreement by CCS in which event, retained will be returned prorata.

Contract period will begin January 1, 2000 and expire December 31, 2000.

Termination

Either party may terminate the contract upon written 60 days notice however, should CCS terminate contract without cause, all payments and retainers issued will be subject to prorated reimbursement to VRDE.

Confidentiality

Each of the parties agrees to keep any confidential information with respect to each other and this agreement confidential and not make use thereof except as may be required by applicable law or judicial process.

Indemnification

Each party shall indemnify and hold harmless the other, its affiliates, their personnel and their agents against any claims, liabilities, costs and expenses (including without limitation; attorney's fees and the time of non-offending party's personnel involved) brought against, paid or incurred by either party at any time and in any way arising out of or relating to the other party's services or performance under this letter of agreement, except to the extent finally determined to have resulted from the gross negligence or willful misconduct of the offending party's personnel.

This letter of agreement shall be governed by and construed in accordance with the laws of the State of Florida, USA without reference of conflicting law.

Please acknowledge your agreement to the foregoing by countersigning the letter in the place provided below and return by fax or mail.

Accepted and agreed to for Veridien Corporation


   /s/ Sheldon C. Fenton                                 January 26, 2000
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        Sheldon C. Fenton                                       Date

Accepted and agreed to for Chester Consulting Services

  /s/ Kenneth J. Chester                                 January 26, 2000
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      Kenneth J. Chester                                        Date